UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma	73104
(Address of Principal Executive Offices)	(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	The Board of Directors of Sonic Corp. (the “Company”) has elected W. Scott McLain, who is currently President of the Company’s franchising subsidiary, as President of the Company, effective May 1, 2008. Mr. McLain, age 45, has been with the Company for 12 years, previously serving as Executive Vice President of the Company since September 2004 and as Chief Financial Officer of the Company from August 1997 until November 2004. Clifford Hudson, who previously held the position of President, will continue to serve as Chairman of the Board and Chief Executive Officer of the Company.

The Company’s employment agreement with Mr. McLain is in the same form as its employment agreements with other executive officers, as described in the Company’s Proxy Statement filed with the SEC on December 7, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release, dated April 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: April 23, 2008	By:	/s/ Carolyn C. Cummins
Carolyn C. Cummins,
Vice President and Corporate Secretary